EXHIBIT 10.20

AMENDED AND RESTATED

FIRST AMENDMENT TO LOAN AGREEMENT

THIS AMENDED AND RESTATED FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of the 31st day of July, 2003, by and among 4100 QUEST, LLC, a South Carolina limited liability company (the “Borrower”), CHANNELMAX, INC., a South Carolina corporation (“ChannelMax”), SCANSOURCE, INC., a South Carolina corporation (“ScanSource”) (ScanSource and ChannelMax are collectively referred to herein as the “Guarantors”), and BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA (referred to herein as the “Bank”).

R E C I T A L S:

The Borrower, ScanSource and the Bank have entered into a certain Loan Agreement dated as of July 28, 2000 (referred to herein as the “Loan Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Loan Agreement.

The Borrower, the Bank and ScanSource entered into an Amended and Restated Loan and Security Agreement on November 10, 2000, to be effective as of September 30, 2000, which, among other things, amended the term “Applicable Margin” as used in the Note (the “Amended and Restated Agreement”).

The Borrower, the Guarantors, the Bank and other banks party thereto have entered into that certain Credit Agreement dated July 26, 2001 (the “ScanSource Loan Agreement”).

The Borrower and Guarantors have requested the Bank to amend the Loan Agreement to modify certain provisions of the Loan Agreement as more fully set forth herein. The Bank, the Guarantors and the Borrower desire to amend the Loan Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Bank, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The Loan Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01. Amendment to Section 1. Definitions. Section 9.01 of the Loan Agreement is amended to add the following new definition:

“ScanSource Loan Agreement” means that certain Credit Agreement dated July 26, 2001, by and among ScanSource, Inc., 4100 Quest, LLC, ChannelMax, Inc., the Banks party thereto, and Branch Banking and Trust Company of South Carolina, as Agent, as in effect on the date hereof without regard and without giving effect to any waivers given by the Banks (as defined in the ScanSource Loan Agreement) or amendments agreed to by ScanSource, Inc. and the Banks (as defined in the ScanSource Loan Agreement). Any definitions, terms, covenants, representations or other provisions of the ScanSource Loan Agreement that are incorporated herein will continue to be effective for purposes of this Agreement and the other Loan Documents, notwithstanding that the indebtedness under the ScanSource Loan Agreement has been or hereafter may be partially or fully repaid or the fact that the ScanSource Loan Agreement otherwise might be terminated.

SECTION 2.02. Amendment to Section 3.08. Section 3.08 of the Loan Agreement is amended and restated to read, in its entirety, as follows:

3.08 [Intentionally Deleted].

SECTION 2.03. Amendment to Section 4. Section 4 of the Loan Agreement is amended and restated to read, in its entirety, as follows:

SECTION 4. Representations and Warranties – ScanSource Loan Agreement. The Borrower and Guarantors represent and warrant that (a) the representations and warranties contained in the ScanSource Loan Agreement are true and correct in all material respects; and (b) no Default (as defined in the ScanSource Loan Agreement) or Event of Default (as defined in the ScanSource Loan Agreement), nor any act, event, condition or circumstance, which with the passage of time or the giving of notice, or both, would constitute an Event of Default (as defined in the ScanSource Loan Agreement) under the ScanSource Loan Agreement or any other Loan Document (as defined in the ScanSource Loan Agreement) has occurred and is continuing unwaived on the date hereof.

SECTION 2.04. Amendment to Section 5. Section 5 of the Loan Agreement is amended and restated to read, in its entirety, as follows:

SECTION 5. Covenants. The Borrower and Guarantors covenant and agree that, until payment in full of all indebtedness and performance of all obligations under the Loan Documents, the Borrower and Guarantors shall:

SECTION 5.01. Information. Deliver to the Bank:

(a) as soon as available and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of ScanSource, Inc. and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Deloitte & Touche, LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the banks;

(b) as soon as available and in any event within 45 days after the end of each of the four fiscal quarters of each fiscal year, a consolidated balance sheet of ScanSource, Inc. and its consolidated subsidiaries as of the end of such fiscal quarter and the related statement of income and statement of cash flows for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the Chief Financial Officer of ScanSource, Inc.;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit I to the ScanSource Loan Agreement (a “Compliance Certificate”), of the Chief Financial Officer of ScanSource, Inc. (i) setting forth in reasonable detail the calculations required to establish whether ScanSource, Inc. was in compliance with the requirements of Sections 5.03 through 5.11, inclusive, 5.14, 5.29 and 5.30 of the ScanSource Loan Agreement on the date of such financial statements, (ii) setting forth in reasonable detail the calculations establishing the identities of the Material Subsidiaries (as defined in the ScanSource Loan Agreement) on the date of such financial statements, and (iii) stating whether any Default (as defined in the ScanSource Loan Agreement) exists on the date of such certificate and, if any Default (as defined in the ScanSource Loan Agreement) then exists, setting forth the details thereof and the action which the Loan Parties (as defined in the ScanSource Loan Agreement) are taking or propose to take with respect thereto;

(d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default (as defined in the ScanSource Loan Agreement) existed on the date of such financial statements;

(e) within 5 Domestic Business Days after ScanSource, Inc. becomes aware of the occurrence of any Default (as defined in the ScanSource Loan Agreement), a certificate of the Chief Financial Officer of ScanSource, Inc. setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly upon the mailing thereof to the shareholders of ScanSource, Inc. generally, copies of all financial statements, reports and proxy statements so mailed;

(g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which ScanSource, Inc. shall have filed with the Securities and Exchange Commission;

(h) if and when ScanSource, Inc. or any member of the Controlled Group (as defined in the ScanSource Loan Agreement) (i) gives or is required to give notice to the PBGC (as defined in the ScanSource Loan Agreement) of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan (as defined in the ScanSource Loan Agreement) which might constitute grounds for a termination of such Plan (as defined in the ScanSource Loan Agreement) under Title IV of ERISA, or knows that the plan administrator of any Plan (as defined in the ScanSource Loan Agreement) has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC (as defined in the ScanSource Loan Agreement); (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan (as defined in the ScanSource Loan Agreement), a copy of such notice;

(i) promptly after ScanSource, Inc. knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against a Loan Party (as defined in the ScanSource Loan Agreement) and/or any subsidiary of a Loan Party (as defined in the ScanSource Loan Agreement) for $500,000 or more in excess of amounts covered in full by applicable insurance (less applicable deductibles); and

(j) from time to time such additional information regarding the financial position or business of ScanSource, Inc. and its Subsidiaries (including, without limitation, the Borrower) as the Bank may reasonably request.

SECTION 5.02 Subsidiaries. (a) The Borrower and Guarantors shall cause any Person (as defined in the ScanSource Loan Agreement) which becomes a Material Subsidiary (as defined in the ScanSource Loan Agreement) to become a party to, and agree to be bound by the terms of, this Agreement pursuant to a joinder agreement, in form and content satisfactory to the Bank in all respects and executed and delivered to the Bank within ten (10) Domestic Business Days (as defined in the ScanSource Loan Agreement) after the day on which such Person became a Material Subsidiary. The Borrower and Guarantors shall also cause the items specified in Section 3.01(c), (f), (h), (i) and (n) of the ScanSource Loan Agreement to be delivered to the Bank concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Material Subsidiary.

(b) The Borrower and Guarantors shall, and shall cause any subsidiary of the Borrower or Guarantors (the “Pledgor Subsidiary”) to, pledge as collateral for all indebtedness and the performance of all obligations under the Loan Documents the lesser of 65% or the entire interest owned by ScanSource, Inc. and such Pledgor Subsidiary, of the shares of capital stock or equivalent equity interests in any Person which becomes a Material Foreign Subsidiary pursuant to a pledge agreement in form and content satisfactory to the Bank executed and delivered by the Borrower or such Pledgor Subsidiary to the Bank within ten (10) Domestic Business Days after the day on which such Person became a Material Foreign Subsidiary and shall deliver to the Bank such shares of capital stock together with stock powers executed in blank. ScanSource, Inc. shall also cause the items specified in Section 3.01(c), (f) and (n) of the ScanSource Loan Agreement to be delivered to the Bank concurrently with the pledge agreement referred to above, modified appropriately to refer to such pledge agreement, pledgor and such Material Foreign Subsidiary. As used herein, “Material Foreign Subsidiary” means a Foreign Subsidiary (as defined in the ScanSource Loan Agreement) which accounts for (or in the case of a recently formed or acquired Foreign Subsidiary (as defined in the ScanSource Loan Agreement) would so account for on a pro forma historical basis) at least 2% of Consolidated Net Income (as defined in the ScanSource Loan Agreement) or has total assets of at least $100,000. The Borrower and the Guarantors acknowledge and agree that the Bank may at any one time after the Closing Date request the Borrower to obtain (and the Borrower shall deliver to the Bank within 30 calendar days of such request) a legal opinion in form and content reasonably satisfactory to Bank from counsel licensed in Canada confirming that the Pledge Agreement constitutes a valid, enforceable and perfected first priority security interest in and lien upon the

Collateral (as defined in the Pledge Agreement) under the applicable laws of Canada.

(c) Once any Subsidiary becomes a Material Subsidiary and therefore becomes a party to this Agreement in accordance with Section 5.02 or any shares of capital stock of a Material Foreign Subsidiary are pledged to the Bank in accordance with Section 5.02, such Subsidiary (including, without limitation, the Guarantors) thereafter shall remain a party to this Agreement and the shares of capital stock in such Material Foreign Subsidiary (including, without limitation, all initial Material Foreign Subsidiaries) shall remain subject to the pledge to the Bank, as the case may be, even if: (i) such Material Subsidiary ceases to be a Material Subsidiary; or (ii) such Foreign Subsidiary ceases to be a Material Foreign Subsidiary; provided that if a Material Subsidiary or Material Foreign Subsidiary ceases to be a Subsidiary of ScanSource, Inc. as a result of the transfer or sale of one hundred percent (100%) of the capital stock of such Subsidiary in accordance with and to the extent permitted by the terms of Section 5.14 of the ScanSource Loan Agreement, the Bank agrees to release such Subsidiary from the Guaranty and release the shares of capital stock of such Subsidiary from the Pledge Agreement.

(d) The Borrower and Guarantors acknowledge that ScanSource Properties, LLC is not a Guarantor because ScanSource, Inc. has advised the Bank that ScanSource Properties, LLC is party to an agreement that prohibits ScanSource Properties, LLC from being a guarantor (the “Restrictive Provision”). The Borrower and Guarantors shall immediately notify the Bank if there is any modification, expiration or termination of the Restrictive Provision. The Borrower and Guarantors shall cause ScanSource Properties, LLC to become a party to, and agree to be bound by the terms of, this Agreement pursuant to a joinder agreement, in form and content satisfactory to the Bank in all respects and executed and delivered to the Bank within ten (10) Domestic Business Days after the day on which there is any modification, expiration or termination of the Restrictive Provision which would allow ScanSource Properties, LLC to execute such documentation. The Borrower shall also cause the items specified in Section 3.01(c), (f), (h), (i) and (n) of the ScanSource Loan Agreement to be delivered to the Bank concurrently with the instruments referred to above, modified appropriately to refer to such instrument and ScanSource Properties, LLC.

SECTION 5.03 ScanSource Loan Agreement. The Borrower and Guarantors covenant and agree that from the date hereof and until payment in full of the Term Loan, and the payment in full of all other amounts owing under this Agreement and the other Loan Documents, the Borrower and Guarantors shall observe, perform and fulfill, for the benefit of the Bank, all of those covenants and agreements, as the same are in effect on the date hereof, contained in the ScanSource Loan Agreement, as in effect on the date hereof, the provisions of which (including, where pertinent, the defined terms used in other Sections of the

ScanSource Loan Agreement referenced, in such Sections) are incorporated herein by reference, without regard and without giving effect to any waivers given by the Banks (as defined in the ScanSource Loan Agreement) with respect to, or amendments agreed to by the Borrower, the Guarantors and the Banks (as defined in the ScanSource Loan Agreement) of any of such covenants and agreements, which covenants and agreements the Borrower and Guarantors will continue to observe, perform and fulfill for the benefit of the Bank notwithstanding that the indebtedness under the ScanSource Loan Agreement has been or hereafter may be partially or fully repaid or the fact that the ScanSource Loan Agreement otherwise might be terminated.

SECTION 2.05. Amendment to Applicable Margin. The term “Applicable Margin” as defined on Schedule A to LIBOR Addendum attached to the Note and as modified by the Amended and Restated Agreement shall mean the “Applicable Margin” determined in accordance with Section 2.06 of the ScanSource Loan Agreement, plus 0.15% per annum. For purposes of determining the Applicable Margin for any day the Applicable Margin shall be determined in accordance with Section 2.06 of the ScanSource Loan Agreement and changes to the Applicable Margin shall be effective on the date of each such change.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Bank waives such conditions:

(a) receipt by the Bank from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) receipt by the Bank from: (1) the Borrower of a Security Agreement executed by the Borrower in form and content satisfactory to the Bank; and (2) ScanSource of a Security Agreement and a Guaranty Agreement executed by ScanSource in form and content satisfactory to the Bank;

(c) an opinion from Tennessee legal counsel confirming that the Mortgage remains a valid and enforceable first priority lien upon the real property described therein; and

(d) the fact that the representations and warranties of the Borrower and Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Loan Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Loan Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Loan Agreement as hereby amended. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Note. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Loan Agreement, as heretofore and hereby amended and the other Loan Documents, the Loan Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower and Guarantors hereby expressly agree that the Loan Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to the Bank as follows:

(a) No Default (as defined in the ScanSource Loan Agreement) or Event of Default (as defined in the ScanSource Loan Agreement), nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default (as defined in the ScanSource Loan Agreement), under the ScanSource Loan Agreement or any other Loan Document (as defined in the ScanSource Loan Agreement) has occurred and is continuing unwaived by the banks under the ScanSource Loan Agreement on the date hereof.

(b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes legal, valid and binding obligations of the Borrower and Guarantors enforceable against them in accordance with their terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance hereunder and thereunder by the Borrower and Guarantors do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or either Guarantor, nor be in contravention of or in conflict with the articles of incorporation or bylaws of the Borrower or either Guarantor, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or either Guarantor is party or by which the assets or properties of the Borrower or either Guarantor are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of South Carolina.

SECTION 8. Effective Date. This Amendment shall be effective as of March 1, 2003.

SECTION 9. Release of ScanSource Properties, LLC. The Bank hereby releases ScanSource Properties, LLC from the terms of the Loan Agreement and the Guaranty Agreement dated July 28, 2000, executed by ScanSource Properties, LLC for the benefit of the Bank respecting the indebtedness of the Borrower to the Bank.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.

4100 QUEST, LLC

By:	ScanSource, Inc., its sole member

	By:	/s/ ILLEGIBLE	(SEAL)
	Title:	VP

SCANSOURCE, INC.

By:	/s/ ILLEGIBLE		(SEAL)
Title:	President and CEO

CHANNELMAX, INC.

By:	/s/ ILLEGIBLE		(SEAL)
Title:	President and CEO

[Remainder of this page intentionally left blank]

BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA

By:	(SEAL)
Title:

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